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                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 2, 2002


                           WESTERBEKE CORPORATION
           (Exact name of Registrant as specified in its Charter)


          DELAWARE                   0-15046              04-1925880
(State or other Jurisdiction)      (Commission          (IRS Employer
      of Incorporation)            File Number)      Identification No.)


                       MYLES STANDISH INDUSTRIAL PARK
                        TAUNTON, MASSACHUSETTS 02780
                  (Address of principal executive offices)


     Registrant's telephone number, including area code: (508) 823-7677


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ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On April 2, 2002, Westerbeke Corporation (the "Registrant") dismissed KPMG LLP ("KPMG") as its independent auditors and on April 4, 2002 appointed Sansiveri, Kimball & McNamee, L.L.P. ("Sansiveri, Kimball & McNamee") as its independent auditors for the fiscal year ending October 26, 2002. The decision to dismiss KPMG and to retain Sansiveri, Kimball & McNamee was approved by the Board of Directors of the Registrant.

      The audit reports of KPMG on the consolidated financial statements of Westerbeke Corporation and subsidiary as of and for the fiscal years ended October 21, 2000 and October 27, 2001 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended October 21, 2000 and October 27, 2001, and the subsequent interim period through April 2, 2002, there were no disagreements between KPMG and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Registrant's financial statements.

      Prior to the engagement of Sansiveri, Kimball & McNamee, the Registrant did not consult with such firm on any accounting, auditing or financial reporting issue.

      The Registrant has furnished KPMG with a copy of this report and has requested it to furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of KPMG's letter to the SEC is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits. The following exhibits are filed with this report:

      16.1 Letter from KPMG LLP to the SEC regarding the change in the Registrant's certifying accountant.

      99.1  Press release dated April 4, 2002.


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WESTERBEKE CORPORATION

Date: April 9, 2002
                                       By /s/ John H. Westerbeke, Jr.
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                                          John H. Westerbeke, Jr.
                                          Chairman of the Board and President